Exhibit 99.2 INVESTOR PRESENTATION Third Quarter Fiscal 2026 May 6, 2026 Copyright 2026, Coherent. All rights reserved. 1

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements relating to future events and expectations, including our expectations regarding our estimates and projections for our business outlook for the fourth quarter of fiscal 2026, each of which is based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this investor presentation involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those described in this presentation. The Company believes that all forward-looking statements made by it in this presentation have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this presentation include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) changes in demand in the Company’s end markets along with the Company’s ability to respond to such market changes; (iii) our failure to accurately estimate customer demand and future sales accurately and/or fluctuations in purchasing patterns of customers and end users; (iv) the ability of the Company to retain and hire key employees; (v) the terms of the Company’s indebtedness and ability to service such debt; (vi) the timely release of new products and acceptance of such new products by the market; (vii) the introduction of new products by competitors and other competitive responses; (viii) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (ix) the risks that the Company’s stock price will not trade in line with industrial technology leaders; (x) the impact of international conflict (such as the current armed conflict in the Middle East) and economic volatility in either domestic or foreign markets, including risks related to the impact of trade protection measures, such as import tariffs by the United States or retaliatory actions taken by other countries; and/or (xi) the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise. Unless otherwise indicated in this presentation, all information in this presentation is as of May 6, 2026. This presentation contains non-GAAP financial measures and key metrics relating to the Company’s past performance. We believe the presentation of these non-GAAP financial measures enhances investors' overall understanding of our historical financial performance and assists investors in comparing our performance across reporting periods. These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As required by Regulation G, we have provided reconciliations of those measures to the most directly comparable GAAP measures in the section captioned “GAAP to NON-GAAP RECONCILIATION.” The Company has not provided a quantitative reconciliation of forward-looking non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP tax rate and non-GAAP earnings per share, because we cannot, without unreasonable efforts, forecast certain items required to develop comparable GAAP measures. These items include, without limitation, restructuring charges; integration, site consolidation and other expenses; foreign exchange gains (losses); and share based compensation expense. The variability of these items could significantly impact our future GAAP financial results and we believe that the inclusion of any such reconciliations would imply a degree or precision that could be confusing or misleading to investors. 2 Copyright 2026, Coherent. All rights reserved.

GROSS MARGIN AND EARNINGS PER SHARE GAAP TO NON-GAAP RECONCILIATIONS

$ Millions (Unaudited)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Gross margin on GAAP basis	680	623	579	546	528
Share-based compensation	6	6	6	6	5
Amortization of acquired intangibles	28	28	28	31	44
Integration, site consolidation and other	—	—	—	—	—
Gross margin on non-GAAP basis	714	657	613	582	577

$ for EPS, $ Millions for shares (Unaudited)	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
Common shares, GAAP	190.2	167.5	156.2	155.5	155.2
Effect of dilutive securities:					
Common stock equivalents	6.1	5.5	4.6	—	—
Series B Redeemable Preferred Stock	—	19.8	29.9	—	—
Diluted weighted average common shares, GAAP	196.4	192.8	190.7	155.5	155.2
Common shares, Non-GAAP	190.2	167.5	156.2	155.5	155.2
Effect of dilutive securities:					
Common stock equivalents	6.1	5.5	4.6	3.7	4.0
Series B Redeemable Preferred Stock	—	19.8	29.9	—	—
Diluted weighted average common shares, Non-GAAP	196.4	192.8	190.7	159.2	159.1
Net earnings (loss) attributable to Coherent Corp., GAAP					
Basic Earnings (Loss) Per Share	1.01	0.87	1.24	(0.83)	(0.11)
Diluted Earnings (Loss) Per Share	0.97	0.76	1.19	(0.83)	(0.11)
Net earnings attributable to Coherent Corp., non-GAAP					
Basic Earnings Per Share	1.45	1.47	1.20	1.02	0.93
Diluted Earnings Per Share	1.41	1.29	1.16	1.00	0.91

COHERENT

Copyright 2026, Coherent. All rights reserved.

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Q3 FY26 NON-GAAP FINANCIAL RESULTS Revenue Growth Acceleration and Gross Margin Expansion Driven by Datacenter Demand REVENUE GROSS MARGIN EARNINGS PER SHARE * * * 27% 105BP 55% $1.41 in Q3 FY26 vs. $0.91 in Q3 FY25 39.6% in Q3 FY26 vs. 38.5% in Q3 FY25 $1.80B in Q3 FY26 vs. $1.41B in Q3 FY25* Coherent Enters the S&P 500® as Scale and Leadership Accelerate NVIDIA and Coherent Partner on Advanced Laser and Optical Networking Products for AI Datacenters Revenue Mix Reflects Rapid Growth of Datacenter & Communications Segment* INDUSTRIAL 25% DATACENTER & COMMUNICATIONS INDUSTRIAL 75% DATACENTER & 41% 2%* COMMUNICATIONS Q3 FY26/Q3 FY25 Q3 FY26/Q3 FY25 *Revenue and revenue growth are shown on a pro forma basis to exclude for all periods revenue from the sale of our former Aerospace & Defense business, which closed on September 2, 2025 and our Munich, Germany business, which closed on January 30, 2026. Gross margin and earnings per share are based on financial results reported May 6, 2026. Please refer to reconciliation of GAAP to Non-GAAP gross margin, and reconciliation of GAAP and Non-GAAP EPS. 4 C Co op py yr riig gh htt 2 20 02 26 6,, C Co oh he er re en ntt.. A Allll r riig gh htts s r re es se er rv ve ed d..

QUARTERLY REVENUE BY MARKET SEGMENT Quarterly Revenue Trend 2,000 1,806 1,686 1,800 1,581 1,529 1,600 1,498 1,400 1,200 1,000 800 600 400 200 0 Q3 FY25 Q4 FY25 Q1 FY26 Q2 FY26 Q3 FY26 Industrial 529 511 491 478 444 Datacenter and 969 1,018 1,090 1,208 1,362 Communications 5 Copyright 2026, Coherent. All rights reserved. Revenue ($M)

BUILDING THE NEXT-GEN AI DATACENTER

Meeting customer demands for scalable, high-performance and efficient infrastructure



SCALING CAPACITY

- Ramping Datacenter and Communications capacity – end to end, from materials to systems
- On track to double internal InP output by year-end and more than double again by 2027
- 6-inch platform producing EMLs, CW lasers, and photodiodes, with higher yields than 3-inch lines



ACCELERATING PERFORMANCE

- Multiple CPO architectures, Silicon Photonics, InP, and VCSEL, enable flexible networks
- 400G/lane links delivering higher bandwidth and faster data transfer
- Advanced multi-rail optical transport delivering 4X fiber capacity



ENHANCING EFFICIENCY

- Advanced thermal and cooling solutions for dense, high performance AI environments
- Improved power efficiency per bit across optical systems
- Materials innovation reducing cost and energy consumption

COHERENT
Copyright 2026, Coherent. All rights reserved.
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INVESTING TO EXPAND TECHNOLOGY LEADERSHIP AND UNMATCHED MANUFACTURING SCALE Recent Announcements SCALING INDIUM PHOSPHIDE (InP) STRENGTHENING U.S. EXTENDING PLATFORM LEADERSHIP IN NEXT-GEN AI WAFER PRODUCTION IN TEXAS MANUFACTURING FOOTPRINT End-to-end optical integration, Increasing InP output to Advancing U.S. capacity from devices to manufacturing support accelerating 6-inch expansion and manufacturing scale, positions Coherent to wafer demand, positioning resilience, supported by lead next-generation AI Coherent at the forefront of AI NVIDIA’s $2B investment in architectures infrastructure growth Coherent Read more here Read more here Read more here 7 Copyright 2026, Coherent. All rights reserved.

ENTERING A NEW PHASE OF ACCELERATED GROWTH New Growth Optical Circuit Switch Multi-rail Thermal Solutions CPO/NPO Engines Adding $20B+ Incremental SAM New Revenue Now H2 2026 H1 2027 H2 2027 Transceivers DCI Transceivers Transport/Transmission Optical Components Existing Growth 1.6T, 3.2T, 6.4T ZR/ZR+ Engines $50B+ SAM rd SAM estimates are for calendar 2030 based on 3 party and internal estimates. 8 Copyright 2026, Coherent. All rights reserved.

(1) FOURTH QUARTER FISCAL 2026 OUTLOOK REVENUE $1.91 billion to $2.05 billion NON-GAAP GROSS MARGIN 39.0% to 41.0% NON-GAAP OPERATING EXPENSES $360 million to $380 million NON-GAAP TAX RATE 18% to 20% NON-GAAP EARNINGS PER SHARE $1.52 to $1.72 (1) The Company has not provided a quantitative reconciliation of forward-looking non-GAAP gross margin percentage, non-GAAP operating expenses, non-GAAP tax rate and non-GAAP earnings per share, because we cannot, without unreasonable efforts, forecast certain items required to develop comparable GAAP measures. These items include, without limitation, restructuring charges, integration, site consolidation and other expenses, foreign exchange gains (losses), and share based compensation expense. The variability of these items could significantly impact our future GAAP financial results and we believe that the inclusion of any such reconciliations would imply a degree or precision that could be confusing or misleading to investors. 9 Copyright 2026, Coherent. All rights reserved.

GAAP TO NON-GAAP RECONCILIATION 10 Copyright 2026, Coherent. All rights reserved.

* GROSS MARGIN RECONCILIATION $ Millions (Unaudited) Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Jun 30, 2025 Mar 31, 2025 Gross margin on GAAP basis 680 623 579 546 528 Share-based compensation 6 6 6 6 5 Amortization of acquired intangibles 28 28 28 31 44 Integration, site consolidation and other — — — — — Gross margin on non-GAAP basis 714 657 613 582 577 * Amounts may not foot due to rounding 11 Copyright 2026, Coherent. All rights reserved.

* OPERATING EXPENSES RECONCILIATION $ Millions (Unaudited) Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Jun 30, 2025 Mar 31, 2025 R&D on GAAP basis 186 166 155 156 151 Share-based compensation (7) (7) (7) (6) (5) Amortization of acquired intangibles — — — — (4) R&D on non-GAAP basis 178 159 148 149 141 SG&A on GAAP basis 268 259 252 245 231 Share-based compensation (37) (32) (32) (33) (30) Amortization of acquired intangibles (42) (43) (42) (41) (40) Financing fees — (1) — — — Integration, site consolidation and other (19) (21) (23) (14) (6) SG&A on non-GAAP basis 170 162 156 157 156 Restructuring on GAAP basis 34 4 19 54 74 Restructuring (34) (4) (19) (54) (74) Restructuring on non-GAAP basis — — — — — Impairment of assets held-for-sale on GAAP — 11 9 85 — basis Impairment of assets held-for-sale — (11) (9) (85) — Impairment of assets held-fo-sale on non- — — — — — GAAP basis Gain on sale of business on GAAP basis (9) — (115) — — Gain on sale of business 9 — 115 — — Gain on sale of business on non-GAAP basis — — — — — * Amounts may not foot due to rounding 12 Copyright 2026, Coherent. All rights reserved.

* INCOME FROM OPERATIONS RECONCILIATION $ Millions (Unaudited) Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Jun 30, 2025 Mar 31, 2025 Op. income on GAAP basis 201 184 259 6 72 Share-based compensation 51 45 45 44 40 Amortization of acquired intangibles 71 71 70 72 87 Restructuring charges 34 4 19 54 74 Financing fees — 1 — — — Impairment of assets held-for-sale — 11 9 85 — Gain on sale of business (9) — (115) — — Integration, site consolidation and other 19 21 22 14 6 Op. income on non-GAAP basis 366 336 309 275 279 Non-GAAP Op. Margin Percentage 20.3% 19.9% 19.5% 18.0% 18.6% * Amounts may not foot due to rounding 13 Copyright 2026, Coherent. All rights reserved.

* NET EARNINGS RECONCILIATION $ Millions (Unaudited) Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Jun 30, 2025 Mar 31, 2025 Net earnings (loss) attributable to Coherent 191 147 226 (96) 16 Corp. on GAAP basis Share-based compensation 51 45 45 44 40 Amortization of acquired intangibles 71 71 70 72 87 Foreign currency exch. (gains) losses 1 (2) (1) 37 17 Restructuring charges 34 4 19 54 74 Impairment of assets held-for-sale — 11 9 85 — Gain on sale of business (9) — (115) — — Integration, site consolidation and other 19 21 22 14 6 Gain on sale of investment (14) (15) (7) — — Financing fees — 1 12 — — Non-controlling interest impact of non-GAAP (6) — — — (12) items Tax impact of non-GAAP measures (61) (33) (60) (18) (51) . Net earnings attributable to Coherent Corp. 276 248 221 192 177 on non-GAAP basis * Amounts may not foot due to rounding 14 Copyright 2026, Coherent. All rights reserved.

* NET EARNINGS PER COMMON SHARE $ for EPS, $ Millions for shares (Unaudited) Mar 31, 2026 Dec 31, 2025 Sep 30, 2025 Jun 30, 2025 Mar 31, 2025 Common shares, GAAP 190.2 167.5 156.2 155.5 155.2 Effect of dilutive securities: Common stock equivalents 6.1 5.5 4.6 — — Series B Redeemable Preferred Stock — 19.8 29.9 — — Diluted weighted average common shares, 196.4 192.8 190.7 155.5 155.2 GAAP Common shares, Non-GAAP 190.2 167.5 156.2 155.5 155.2 Effect of dilutive securities: Common stock equivalents 6.1 5.5 4.6 3.7 4.0 Series B Redeemable Preferred Stock — 19.8 29.9 — — Diluted weighted average common shares, 196.4 192.8 190.7 159.2 159.1 Non-GAAP Net earnings (loss) attributable to Coherent Corp., GAAP Basic Earnings (Loss) Per Share 1.01 0.87 1.24 (0.83) (0.11) Diluted Earnings (Loss) Per Share 0.97 0.76 1.19 (0.83) (0.11) Net earnings attributable to Coherent Corp., non-GAAP Basic Earnings Per Share 1.45 1.47 1.20 1.02 0.93 Diluted Earnings Per Share 1.41 1.29 1.16 1.00 0.91 * Amounts may not foot due to rounding 15 Copyright 2026, Coherent. All rights reserved.

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